Exhibit 99.2

Investors under Purchase Agreement

Name	Number of Shares of		Aggregate
of Investor	Common Stock	Number of Warrants	Purchase Price ($)
SR Capital Partners, L.P.	32,150	8,037.50	281,312.50
SR Capital Offshore, Ltd.	217,850	54,462.50	1,906,187.50
Harbour Holdings Ltd.	112,500	28,125.00	984,375.00
Skylands Special Investment LLC	70,000	17,500.00	612,500.00
Skylands Quest LLC	17,500	4,375.00	153,125.00
Pequot Scout Fund, L.P.	212,900	53,225.00	1,862,875.00
Pequot Navigator Onshore Fund, L.P.	137,100	34,275.00	1,199,625.00
Crown Investment Partners, LP	40,000	10,000.00	350,000.00
The Crown Advisors #5	10,000	2,500.00	87,500.00
WS Opportunity Fund (QP), L.P.	15,400	3,850.00	134,750.00
WS Opportunity Fund, L.P.	14,200	3,550.00	124,250.00
WS Opportunity Fund International, Ltd.	20,400	5,100.00	178,500.00
Hoak Public Equities, L.P.	100,000	25,000.00	875,000.00